Exhibit 99.1

Enova Reports First Quarter 2020 Results and Provides Update on COVID-19 Actions

- First quarter 2020 revenue grew 37% compared to a year ago to $362 million, and net income from continuing operations, adjusted EBITDA, diluted earnings per share, and adjusted earnings per share were $5.7 million, $36.2 million, $0.18 and $0.26, respectively

- At March 31, cash and marketable securities totaled $214 million, and available capacity on committed facilities totaled $157 million

- Loans and finance receivables outstanding grew 31% year-over-year to $1.15 billion at the end of the first quarter, 29% on a combined basis, driven by a 28% increase in near-prime installment loan receivables and a 62% increase in consumer line of credit receivables

CHICAGO, April 28, 2020 /PRNewswire/ -- Enova International (NYSE: ENVA), a leading financial technology and analytics company offering consumer and small business loans and financing, today announced financial results for the quarter ended March 31, 2020. In addition, Enova is providing updates on steps taken to address the impact of COVID-19 on business operations, customers, and the community.

"Our flexible online lending platform enabled us to quickly adapt to rapidly changing market conditions driven by the COVID-19 pandemic. Beginning late March, we shifted our focus to supporting our existing customers and reducing our originations to address risks in the current environment," said David Fisher, Enova's CEO. "We believe our earnings capacity, resilient balance sheet, flexible online-only business model, proven technology and analytics, and experienced leadership team position us well to manage through the downturn and resume growth once the economy begins to stabilize."

Supporting our customers. Enova recognizes that many of our customers have been impacted by the effects of the COVID-19 pandemic. To support our hardworking customers as they deal with the rapidly changing environment, we are waiving late fees and offering a variety of repayment options to increase flexibility and reduce or defer payments for impacted customers. We remain committed to helping our customers build positive credit history and, to that end, will follow the CARES Act guidance on credit reporting.

Supporting our team. Enova's nearly 1,300 team members across all corporate and contact center functions have been working remotely since mid-March and are being supported with extra pay to cover any incidental expenses associated with the temporary remote work program. Our nimble technology has allowed for full work-from-home capabilities, full access to all company platforms and continued high levels of productivity. In addition, customer service levels remain high across all contact points (phone, email and chat).

Supporting our community. Earlier this month, Enova announced it will provide $500,000 to support COVID-19 related relief activities in Chicago, where a majority of its employees live and work. The funds will help support the Chicago Community COVID-19 Response Fund and the Chicago Small Business Resiliency Fund. In addition to these contributions, Enova is expanding its You Decide, Enova Gives program that allows team members to nominate and vote on additional charitable organizations to each receive $10,000.

Supporting our investors. Enova's portfolio diversification, disciplined focus on unit economics for investment decisions, record of delivering solid and predictable earnings, and balance sheet resiliency will provide the financial flexibility to navigate the current economic environment while preserving key capabilities to deliver on our mission of helping hardworking people get access to fast, trustworthy credit.

First Quarter 2020 Summary

  Total revenue of $362 million in the first quarter of 2020 increased 37% from $264 million in the first quarter of 2019.
  Net revenue margin was 34.9%.
  Net income from continuing operations of $6 million, or $0.18 per diluted share, in the first quarter of 2020, compared to $39 million, or $1.13 per diluted share, in the first quarter of 2019.
  First quarter 2020 adjusted EBITDA of $36 million, a non-GAAP measure, compared to $80 million in the first quarter of 2019.
  Adjusted earnings of $9 million, or $0.26 per diluted share, a non-GAAP measure, in the first quarter of 2020, compared to adjusted earnings of $44 million, or $1.27 per diluted share, in the first quarter of 2019.

"Ahead of the rapid deterioration in the economic environment during late March, we were on track to deliver another solid quarter as reflected by strong year-over-year growth in receivables and revenue. Excluding assumptions we made in our fair value measurements to address the uncertain credit environment as the quarter closed, we would have once again delivered financial results consistent with our guidance ranges," said Steve Cunningham, CFO of Enova. "Our financial position will be a strength as we navigate economic uncertainties in the coming months. Our balance sheet resiliency is supported by a solid tangible capital position, significant committed financing capacity with strong counterparties, and low refinancing risk from thoughtful laddering of debt maturities. We ended the quarter with sizable cash balances, which had grown to $292 million on April 24. We expect cash and available liquidity to continue to grow as the business generates significant positive cash flow, especially as we slow new originations in the near term."

Outlook

Enova is monitoring and adapting quickly to changes in the current environment due to the COVID-19 pandemic. Given the ongoing economic uncertainty resulting from the speed of the economic slowdown and joblessness that began in March and the timing of re-opening the economy as social distancing restrictions are lifted, the Company is not providing guidance for the second quarter of 2020 and is withdrawing its full year 2020 guidance that was issued on January 29, 2020.

For information regarding the non-GAAP financial measures discussed in this release, please see "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures" below.

Conference Call

Enova will host a conference call to discuss its results at 4 p.m. Central Time / 5 p.m. Eastern Time today, Tuesday, April 28th. The live webcast of the call can be accessed at the Enova Investor Relations website at http://ir.enova.com, along with the company's earnings press release and supplemental financial information. The U.S. dial-in for the call is 1-855-560-2575 (1-412-542-4161 for non-U.S. callers). Please ask to be joined to the Enova International call. A replay of the conference call will be available until May 5, 2020, at 10:59 p.m. Central Time / 11:59 p.m. Eastern Time, while an archived version of the webcast will be available on the Enova Investor Relations website for 90 days. The U.S. dial-in for the conference call replay is 1-877-344-7529 (1-412-317-0088). The replay access code is 10142618.

About Enova

Enova (NYSE: ENVA) is a leading provider of online financial services to non-prime consumers and small businesses, providing access to credit powered by its advanced analytics, innovative technology, and world-class online platform and services. Enova has provided more than 6 million customers around the globe with access to more than $20 billion in loans and financing. The financial technology company has a portfolio of trusted brands serving consumers, including CashNetUSA®, NetCredit® and Simplic®; two brands serving small businesses, Headway Capital® and The Business Backer®; and offers online lending platform services to lenders. Through its Enova Decisions™ brand, it also delivers on-demand decision-making technology and real-time predictive analytics services to clients. You can learn more about the company and its brands at www.enova.com.

Cautionary Statement Concerning Forward Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the business, financial condition and prospects of Enova. These forward-looking statements give current expectations or forecasts of future events and reflect the views and assumptions of Enova's senior management with respect to the business, financial condition and prospects of Enova as of the date of this release and are not guarantees of future performance. The actual results of Enova could differ materially from those indicated by such forward-looking statements because of various risks and uncertainties applicable to Enova's business, including, without limitation, those risks and uncertainties indicated in Enova's filings with the Securities and Exchange Commission ("SEC"), including our annual report on Form 10-K, quarterly reports on Forms 10-Q and current reports on Forms 8-K. These risks and uncertainties are beyond the ability of Enova to control, and, in many cases, Enova cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, the words "believes," "estimates," "plans," "expects," "anticipates" and similar expressions or variations as they relate to Enova or its management are intended to identify forward-looking statements. Enova cautions you not to put undue reliance on these statements. Enova disclaims any intention or obligation to update or revise any forward-looking statements after the date of this release.

Non-GAAP Financial Measures
In addition to the financial information prepared in conformity with generally accepted accounting principles, or GAAP, Enova provides historical non-GAAP financial information. Management believes that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of Enova's operations. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of Enova's business that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of Enova's GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of or superior to, Enova's financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

Combined Loans and Finance Receivables
The combined loans and finance receivables measures are non-GAAP measures that include loans and finance receivables that Enova owns or has purchased and loans that Enova guarantees. Management believes these non-GAAP measures provide investors with important information needed to evaluate the magnitude of potential receivable losses and the opportunity for revenue performance of the loans and finance receivable portfolio on an aggregate basis. Management also believes that the comparison of the aggregate amounts from period to period is more meaningful than comparing only the amounts reflected on Enova's consolidated balance sheet since revenue is impacted by the aggregate amount of receivables owned by Enova and those guaranteed by Enova as reflected in its consolidated financial statements.

Adjusted Earnings Measures
In addition to reporting financial results in accordance with GAAP, Enova has provided adjusted earnings and adjusted earnings per share, or, collectively, the Adjusted Earnings Measures, which are non-GAAP measures. Management believes that the presentation of these measures provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments and amortization methods, which provides a more complete understanding of Enova's financial performance, competitive position and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as the Adjusted Earnings Measures, to assess operating performance and that such measures may highlight trends in Enova's business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. In addition, management believes that the adjustments shown below are useful to investors in order to allow them to compare Enova's financial results during the periods shown without the effect of each of these expense items.

Adjusted EBITDA Measures
In addition to reporting financial results in accordance with GAAP, Enova has provided Adjusted EBITDA and Adjusted EBITDA margin, or, collectively, the Adjusted EBITDA measures, which are non-GAAP measures. Adjusted EBITDA is a non-GAAP measure that Enova defines as earnings excluding depreciation, amortization, interest, foreign currency transaction gains or losses, taxes and stock-based compensation. In addition, management believes that the adjustments for lease termination and cease-use costs and losses on early extinguishment of debt shown below are useful to investors in order to allow them to compare our financial results during the periods shown without the effect of the expense items. Adjusted EBITDA margin is a non-GAAP measure that Enova defines as Adjusted EBITDA as a percentage of total revenue. Management believes Adjusted EBITDA Measures are used by investors to analyze operating performance and evaluate Enova's ability to incur and service debt and Enova's capacity for making capital expenditures. Adjusted EBITDA Measures are also useful to investors to help assess Enova's estimated enterprise value.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (dollars in thousands, except per share data) (Unaudited)

	March 31,		December 31,
	2020	2019	2019
Assets
Cash and cash equivalents(1)	$161,076	$57,715	$35,895
Restricted cash(1)	42,742	23,168	45,069
Loans and finance receivables at fair value(1)	1,093,207	—	—
Loans and finance receivables at amortized cost, net(1)	—	752,560	1,062,650
Income taxes receivable	35,487	19,262	32,859
Other receivables and prepaid expenses(1)	33,530	27,633	31,643
Property and equipment, net	56,216	46,820	54,540
Operating lease right-of-use assets	19,981	20,987	19,586
Goodwill	267,868	267,013	267,013
Intangible assets, net	1,918	2,987	2,185
Other assets(1)	21,276	12,257	22,912
Assets from discontinued operations	—	112,728	—
Total assets	$1,733,301	$1,343,130	$1,574,352
Liabilities and Stockholders' Equity
Accounts payable and accrued expenses(1)	$95,893	$79,284	$122,163
Operating lease liabilities	35,783	38,285	35,712
Deferred tax liabilities, net	71,679	45,843	48,683
Long-term debt(1)	1,091,732	791,908	991,181
Liabilities from discontinued operations	—	8,596	—
Total liabilities	1,295,087	963,916	1,197,739
Commitments and contingencies
Stockholders' equity:
Common stock, $0.00001 par value, 250,000,000 shares authorized, 36,112,268, 35,339,678 and 35,764,943 shares issued and 31,007,899, 33,683,763 and 32,974,714 outstanding as of March 31, 2020 and 2019 and December 31, 2019, respectively	—	—	—
Preferred stock, $0.00001 par value, 25,000,000 shares authorized, no shares issued and outstanding	—	—	—
Additional paid in capital	67,440	51,638	63,791
Retained earnings	477,082	371,086	372,681
Accumulated other comprehensive loss	(7,807)	(12,251)	(3,066)
Treasury stock, at cost (5,104,369, 1,655,915 and 2,790,229 shares as of March 31, 2020 and 2019 and December 31, 2019, respectively)	(98,501)	(31,259)	(56,793)
Total stockholders' equity	438,214	379,214	376,613
Total liabilities and stockholders' equity	$1,733,301	$1,343,130	$1,574,352

(1)	Includes amounts in wholly owned, bankruptcy-remote special purpose subsidiaries ("VIEs") presented separately in the table below.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (dollars in thousands, except per share data) (Unaudited)

The following table presents the aggregated assets and liabilities of consolidated VIEs, which are included in the Consolidated Balance Sheets above. The assets in the table below may only be used to settle obligations of consolidated VIEs and are in excess of those obligations.

	March 31,		December 31,
	2020	2019	2019
Assets of consolidated VIEs, included in total assets above
Cash and cash equivalents	$525	$420	$420
Restricted cash	37,802	23,167	42,354
Loans and finance receivables at fair value	508,276	—	—
Loans and finance receivables at amortized cost, net (includes allowance for losses of $27,227 and $38,540 as of March 31, 2019 and December 31, 2019, respectively)	—	280,711	420,690
Other receivables and prepaid expenses	4,744	5,916	9
Other assets	2,333	2,737	2,161
Total assets	$553,680	$312,951	$465,634
Liabilities of consolidated VIEs, included in total liabilities above
Accounts payable and accrued expenses	$2,790	$2,711	$3,171
Long-term debt	371,393	178,841	304,598
Total liabilities	$374,183	$181,552	$307,769

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31,
	2020	2019
Revenue	$362,252	$264,438
Change in Fair Value	(235,719)	—
Cost of Revenue	—	(118,858)
Net Revenue/Gross Profit	126,533	145,580
Expenses
Marketing	34,558	19,061
Operations and technology	31,266	20,579
General and administrative	27,951	29,051
Depreciation and amortization	3,670	3,934
Total Expenses	97,445	72,625
Income from Operations	29,088	72,955
Interest expense, net	(20,381)	(19,502)
Foreign currency transaction gain (loss)	41	(143)
Loss on early extinguishment of debt	—	(2,321)
Income before Income Taxes	8,748	50,989
Provision for income taxes	3,000	12,010
Net income from continuing operations	5,748	38,979
Net loss from discontinued operations	(288)	(3,962)
Net Income	$5,460	$35,017
Earnings Per Share:
Earnings per common share – basic:
Continuing operations	$0.18	$1.16
Discontinued operations	(0.01)	(0.11)
Earnings per common share – basic	$0.17	$1.05
Earnings per common share – diluted:
Continuing operations	$0.18	$1.13
Discontinued operations	(0.01)	(0.11)
Earnings per common share – diluted	$0.17	$1.02
Weighted average common shares outstanding:
Basic	32,337	33,481
Diluted	32,833	34,421

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (dollars in thousands) (Unaudited)

	Three Months Ended March 31,
	2020	2019
Cash flows provided by operating activities
Cash flows from operating activities - continuing operations	$252,802	$206,547
Cash flows from operating activities - discontinued operations	(288)	14,533
Total cash flows provided by operating activities	252,514	221,080
Cash flows used in investing activities
Loans and finance receivables	(178,185)	(94,901)
Acquisitions	(3,597)	—
Purchases of property and equipment	(5,156)	(4,425)
Other investing activities	57	—
Cash flows from investing activities - continuing operations	(186,881)	(99,326)
Cash flows from investing activities - discontinued operations	—	(4,829)
Total cash flows used in investing activities	(186,881)	(104,155)
Cash flows provided by (used in) financing activities	57,335	(77,913)
Effect of exchange rates on cash, cash equivalents and restricted cash	(114)	1,949
Net increase in cash, cash equivalents and restricted cash	122,854	40,961
Less: increase in cash, cash equivalents and restricted cash from discontinued operations	—	(10,361)
Change in cash, cash equivalents and restricted cash from continuing operations	122,854	30,600
Cash, cash equivalents and restricted cash at beginning of year	80,964	50,283
Cash, cash equivalents and restricted cash at end of period	$203,818	$80,883

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES LOANS AND FINANCE RECEIVABLES FINANCIAL AND OPERATING DATA (dollars in thousands)

The following table shows loans and finance receivables and related fair value or loan loss activity, which is based on loan and finance receivable balances, for continuing operations for the three months ended March 31, 2020 and 2019.

Three Months Ended March 31,	2020	2019	Change
Ending combined loan and finance receivable principal balance:
Company owned	$1,061,408	$794,490	$266,918
Guaranteed by the Company(a)	10,287	22,130	(11,843)
Total combined loan and finance receivable principal balance(b)	$1,071,695	$816,620	$255,075
Ending combined loan and finance receivable fair value balance:
Company owned	$1,093,207	N/A	N/A
Guaranteed by the Company(a)	12,445	N/A	N/A
Ending combined loan and finance receivable fair value balance(b)	$1,105,652	N/A	N/A
Fair value as a % of principal(c)	103.2%
Ending combined loan and finance receivable balance, including principal and accrued fees/interest outstanding:
Company owned	$1,145,748	$856,608	$289,140
Guaranteed by the Company(a)	11,798	22,296	(10,498)
Ending combined loan and finance receivable balance(b)	$1,157,546	$878,904	$278,642
Ending allowance for loan losses (prior to FVO adoption)	N/A	$41,363	N/A
Allowance for losses as a % of combined loan and finance receivable balance(c)	N/A	4.7%	N/A
Average combined loan and finance receivable balance, including principal and accrued fees/interest outstanding:
Company owned(d)	$1,190,198	$890,222	$299,976
Guaranteed by the Company(a)(d)	17,846	26,856	(9,010)
Average combined loan and finance receivable balance(a)(d)	$1,208,044	$917,078	$290,966

Revenue	$359,806	$264,125	$95,681
Change in fair value/cost of revenue	(235,719)	(118,858)	(116,861)
Net revenue/gross profit	124,087	145,267	(21,180)
Net revenue margin/gross profit margin	34.5%	55.0%	(20.5)%
Change in fair value/cost of revenue as a % of average loan and finance receivable balance(d)	19.5%	13.0%	6.5%

Delinquencies:
Over 30 days delinquent	$86,294	$52,631	$33,663
Over 30 days delinquent as a % of loan and finance receivable balance(c)	7.5%	6.0%	1.5%

Charge-offs:
Charge-offs (net of recoveries)	$203,224	$141,459	$61,765
Charge-offs (net of recoveries) as a % of average loan and finance receivable balance(d)	16.8%	15.4%	1.4%

(a)	Represents loans originated by third-party lenders through the CSO programs, which are not included in our consolidated balance sheets.
(b)	Non-GAAP measure.
(c)	Determined using period-end balances.
(d)	The average combined loan and finance receivable balance is the average of the month-end balances during the period.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (dollars in thousands, except per share data)

Adjusted Earnings Measures

	Three Months Ended
	March 31,
	2020	2019
Net income from continuing operations	$5,748	$38,979
Adjustments:
Lease termination and cease-use costs(a)	—	726
Loss on early extinguishment of debt(b)	—	2,321
Intangible asset amortization	267	268
Stock-based compensation expense	3,460	3,074
Foreign currency transaction (gain) loss	(41)	143
Cumulative tax effect of adjustments	(868)	(1,519)
Discrete tax adjustments(c)	—	(141)

Adjusted earnings	$8,566	$43,851

Diluted earnings per share	$0.18	$1.13

Adjusted earnings per share	$0.26	$1.27

Adjusted EBITDA

	Three Months Ended
	March 31,
	2020	2019
Net income from continuing operations	$5,748	$38,979
Depreciation and amortization expenses	3,670	3,934
Interest expense, net	20,381	19,502
Foreign currency transaction (gain) loss	(41)	143
Provision for income taxes	3,000	12,010
Stock-based compensation expense	3,460	3,074
Adjustments:
Lease termination and cease-use costs(a)	—	370
Loss on early extinguishment of debt(b)	—	2,321

Adjusted EBITDA	$36,218	$80,333

Adjusted EBITDA margin calculated as follows:
Total Revenue	$362,252	$264,438
Adjusted EBITDA	36,218	80,333
Adjusted EBITDA as a percentage of total revenue	10.0%	30.4%

(a)

In the first quarter of 2019, the Company recorded impairment charges of $0.4 million ($0.3 million net of tax) to operating right-of-use lease assets and $0.3 million ($0.3 million net of tax) to leasehold improvement assets related to its decision to cease use and sublease a portion of a leased office space.

(b)

In the first quarter of 2019, the Company recorded a loss on early extinguishment of debt of $2.3 million ($1.8 million net of tax) related to the repurchase of $44.1 million principal amount of securitization notes.

(c)	In the first quarter of 2019, the Company recognized $0.1 million of interest income on a tax refund received as a result of the U.S. Tax Cuts and Jobs Act.

CONTACT: For further information, Public Relations Contact, Kaitlin Lowey, Email: media@enova.com; Investor Relations Contact: Monica Gould, Office: (212) 871-3927, Email: IR@enova.com; Lindsay Savarese, Office: (212) 331-8417, Email: IR@enova.com